Exhibit 99.1

Nexstar Media Group PROMOTES THOMAS E. CARTER TO
PRESIDENT AND CHIEF OPERATING OFFICER

Irving, TX – September 29, 2020 – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar” or the “Company”) announced today that Thomas E. Carter has been named President and Chief Operating Officer, effective October 1, 2020. Mr. Carter will retain his current responsibilities as Chief Financial Officer for the foreseeable future. In conjunction with his promotion, Mr. Carter has entered into a new employment agreement that extends through December 31, 2023.

Mr. Carter joined Nexstar as Chief Financial Officer in August 2009 and has played a major role in the execution of the Company’s growth plan through the successful completion and integration of accretive acquisitions, including Tribune Media Company and Media General, which have resulted in a significant expansion of Nexstar’s free cash flow and operating portfolio while cementing the Company’s position as the nation’s largest local television broadcaster. He has also led integration planning and post-transaction synergy realization teams as well as continuous capital structure improvements, ongoing cost of capital reduction, operational efficiency enhancements and return of capital initiatives.

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Media Group, Inc. commented, “Tom has been a trusted partner during his time at Nexstar and has been instrumental in driving the Company’s operating and financial growth and the ongoing execution of our strategic initiatives to enhance shareholder value. During Tom’s 11-year tenure, Nexstar has grown its revenue base more than 12 times while the Company’s equity valuation has risen by more than 90 times. Further, Tom has been tireless in his communications with the sell-side analysts who follow Nexstar and with our institutional investors, while leading our ongoing efforts to optimize our capital structure, reduce our cost of capital, and drive returns for shareholders.

“Along with our Company’s Board of Directors, I am exceedingly confident that Tom will build on his 11 years of experience and success at Nexstar as he works with me to further grow our business and ensure that Nexstar creates new opportunities and value based on our ranking as the nation’s leading, diversified local media and content company. Our entire team congratulates Tom on this well-deserved promotion, and I look forward to continuing our close collaboration in the years to come.”

Tom Carter added, “I am extremely proud of the work and progress of the Nexstar Nation and grateful for the trust that Perry and the Board have placed in me as I assume these new roles at Nexstar. Working alongside Perry and the entire management team for the past 11 years has been a wonderful opportunity and we’ve collectively created a company of unmatched scale and unparalleled financial performance. In the last month alone, we’ve taken several actions from a capital structure and operating perspective to de-lever and create new growth opportunities. The future for Nexstar is very bright and I look forward to collaborating with the rest of the Company’s executive team in our ongoing efforts to leverage Nexstar’s position as the nation’s leading local media company to create new value for shareholders.”

Prior to joining Nexstar, Mr. Carter served as Managing Director, Media Telecom Corporate Investment Banking at Banc of America Securities, which he joined in 1985. In that role he acted as the senior banker responsible for delivering bank products and services including M&A, private and public equity, high-yield debt, fixed income derivatives, syndicated financial products and treasury management for selected clients across the broadcasting, cable, publishing and media industries, including Nexstar. He began his banking career in 1980, serving for five years in various roles in Corporate and International Banking at a predecessor to JPMorgan Chase.

About Nexstar Media Group, Inc.

Nexstar Media Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 197 television stations and related digital multicast signals reaching 115 markets or nearly 39% of all U.S. television households. Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities. For more information please visit www.nexstar.tv.

Forward-Looking Statements

This press release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release, concerning, among other things, the Issuer’s issuance of the Notes and the use of proceeds therefrom, involve risks and uncertainties, and are subject to change based on various important factors, including the Issuer’s ability to consummate the offering of the Notes on the terms expected or at all, current capital and debt market conditions, risks and uncertainties related to the global Coronavirus Disease 2019 (“COVID-19”) pandemic, including, for example, expectations regarding the impact of COVID-19 on our businesses and our future financial performance; our ability to obtain financial and tax benefits from the Coronavirus Aid, Relief, and Economic Security Act; the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of acquired television stations and digital businesses (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2019, Nexstar’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and Nexstar’s subsequent public filings with the Securities and Exchange Commission.

Investor Contact:

Thomas E. Carter

Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni, Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP & Chief Communications Officer

Nexstar Media Group, Inc.

312/222-3394 or gweitman@nexstar.tv